                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

      Filed by the Registrant                         /X/

      Filed by a Party other than the Registrant         / /

      Check the appropriate box:

      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                            SCIENTIFIC LEARNING
      CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.

           1.   Title of each class of securities to which transaction
                applies:
                ------------------------------------------------------------
           2.   Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           3.   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           4.   Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           5.   Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           6.   Amount Previously Paid:
                ------------------------------------------------------------
           7.   Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           8.   Filing Party:
                ------------------------------------------------------------
           9.   Date Filed:
                ------------------------------------------------------------

                        SCIENTIFIC LEARNING CORPORATION
                       1995 University Avenue, Suite 400
                               Berkeley, CA 94704

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 18, 2000

TO THE STOCKHOLDERS OF SCIENTIFIC LEARNING CORPORATION:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SCIENTIFIC LEARNING CORPORATION, a Delaware corporation (the "Company"), will be held on Thursday, May 18, 2000 at 10:00 a.m. local time at the Company's principal executive office at 1995 University Avenue, Suite 400, Berkeley, CA 94704, for the following purposes:

1. To elect three directors to hold office until the 2003 Annual Meeting of Stockholders.

2. To approve an amendment to the 1999 Equity Incentive Plan (the "Incentive Plan") to increase the aggregate number of shares authorized for issuance under the Incentive Plan by 1,100,000 shares.

3. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on March 31, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          [SIGNATURE]
                                          LINDA L. CARLONI
                                          Secretary

Berkeley, California
April 12, 2000

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                        SCIENTIFIC LEARNING CORPORATION
                       1995 University Avenue, Suite 400
                               Berkeley, CA 94704

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Scientific Learning Corporation, a Delaware corporation ("Scientific Learning" or the "Company"), for use at the Annual Meeting of Stockholders to be held on May 18, 2000, at 10:00 a.m. local time at the Company's principal executive office at 1995 University Avenue, Suite 400, Berkeley, CA 94704 (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Company intends to mail this proxy statement and accompanying proxy card on or about April 12, 2000, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on March 31, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 31, 2000, the Company had outstanding and entitled to vote 11,141,288 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 1995 University Avenue, Suite 400, Berkeley, CA 94704, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 12, 2000. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so by the close of business on the tenth (10(th)) day following the delivery of the Notice of the Annual Meeting. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

    The Company's Certificate of Incorporation and Bylaws provide that the Board of Directors will be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Board of Directors is presently composed of seven members. There are three directors in the class whose term of office expires in 2000. Each of the nominees for election to this class is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the 2003 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

    Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting, with ages shown as of February 29, 2000.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2003 ANNUAL MEETING

    CARLETON A. HOLSTROM, age 64, is a founder and has been a director since February 1996. From February 1996 to January 1997, Mr. Holstrom also served as our Chief Financial Officer. Mr. Holstrom retired in 1987 as Senior Vice President-Finance of The Bear Stearns Companies. He is a director of Custodial Trust Company and is a trustee, overseer or director of a number of non-profit organizations. Mr. Holstrom has served as a member of the Board of Trustees and Board of Governors of Rutgers, the State University of New Jersey, including as chairman and vice-chairman of both. He is currently a member of the Board of Overseers of the College of Letters and Science at the University of Wisconsin-Madison. Mr. Holstrom holds a B.S. in Economics from University of Wisconsin-Madison and an M.A. in Economics from Rutgers.

    DR. PAULA A. TALLAL, age 52, is one of our founders. She has served as our Executive Vice President and Chairman of the Board of Directors since
January 1996 and as a director since our inception. During 1997, Dr. Tallal worked full-time with us during a sabbatical from her faculty position at Rutgers. In January 1998, Dr. Tallal returned to her faculty position at Rutgers, but continues to consult with us pursuant to a consulting agreement. Since 1988, Dr. Tallal has served as co-director of the Center for Molecular and Behavioral Neuroscience at Rutgers. Dr. Tallal is an active participant in many scientific advisory boards and governmental committees for both developmental language disorders and learning disabilities. Dr. Tallal has over 20 years experience managing multi-site, multi-disciplinary federally funded contracts and grants that have resulted in over 150 publications, as well as national and international honors. Dr. Tallal holds a B.A. in Art History from New York University and a Ph.D. in Experimental Psychology from Cambridge University with additional training from The Johns Hopkins University.

    JAMES E. THOMAS, age 39, has been a director since November 1996. Since 1989, he has been employed by E.M. Warburg, Pincus & Co., LLC, a global private equity firm (or its predecessors), where he currently serves as Managing Director. Prior to 1989, Mr. Thomas was a Vice President of Goldman Sachs International in London. Mr. Thomas was nominated to our Board of Directors in accordance with rights held by Warburg, Pincus Ventures, L.P. ("Ventures") relating to an equity agreement. As long as Ventures owns a requisite percentage of outstanding shares of common stock, the board must nominate Mr. Thomas, or another individual designated by Ventures and reasonably acceptable to the board, and use its best efforts to cause Mr. Thomas or such other individual to be elected to the Board. See "Certain Transactions." Mr. Thomas is also a director of Celtrix Pharmaceuticals, Inc., Transkaryotic Therapies, Inc. and a number of privately held companies. Mr. Thomas holds a B.S. in Finance and Economics from The Wharton School of Business at the University of Pennsylvania and an M.Sc. from The London School of Economics.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

    SHERYLE J. BOLTON, age 53, has served as our Chief Executive Officer and as a director since November 1996 and as our President since June 1997. From January 1994 to July 1995, Ms. Bolton served as President and Chief Operating Officer of Physicians' Online, Inc., a physicians' online service provider. From June 1993 to December 1994 and from July 1995 to October 1996, Ms. Bolton consulted for a number of international companies, including many in the Internet, healthcare and technology sectors, specifically in the areas of strategy, operations and finance. Ms. Bolton's experience also includes senior management positions at Rockefeller & Co., Inc., a global investment management firm, and Merrill Lynch Capital Markets, Investment Banking Division. Earlier in her career, she was a teacher of English as a second language in Africa and a language arts teacher in public schools in the State of Georgia. Ms. Bolton is a director or trustee of several mutual funds of Scudder Kemper Investments, Inc. and is a director of HealthCentral.com, an Internet consumer healthcare information company. Ms. Bolton holds a B.A. in English and an M.A. in Linguistics from the University of Georgia, and an M.B.A. from Harvard Business School.

    DAVID A. TANNER, age 41, has been a director since January 1999. Mr. Tanner has been a Managing Director of Quadrangle Partners, LLC since March 2000. Between June 1998 and March 2000, Mr. Tanner served as a Managing Director of Lazard Freres & Co. LLC. From 1993 until 1997, he served as a Managing Director at E.M. Warburg, having worked in other capacities at E.M. Warburg since 1986. Mr. Tanner was nominated to our Board in accordance with rights held by LF SL Holding LLC, relating to a voting agreement. See "Certain Transactions."
Mr. Tanner holds a J.D. from New York University School of Law, a degree in Economics from The London School of Economics and a B.A. from Princeton University. Mr. Tanner serves as a director of several privately-held companies.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

    DR MICHAEL M. MERZENICH, age 57, is one of our founders. He has served as our Chief Scientific Officer since November 1996 and as a director since inception. From January 1996 to November 1996, Dr. Merzenich served as the Chief Executive Officer and President of the Company. During 1997, Dr. Merzenich worked full-time with us during a sabbatical from his faculty position at UCSF. In January 1998, Dr. Merzenich returned to his faculty position at UCSF, but continues to direct our research and development activities under a consulting agreement. Since 1971, Dr. Merzenich has been a member of the faculty, and since 1980 a full professor, in Neuroscience, Physiology, Biomedical Engineering and Otolaryngology at UCSF. He is currently the Francis A. Sooy Professor of Otolaryngology at UCSF. Dr. Merzenich has more than 25 years of experience in managing large, multidisciplinary brain science/behavior/engineering research projects that have led to commercial products and numerous publications and awards. In May 1999, Dr. Merzenich was elected a member of the National Academy of Sciences for distinguished and continuing achievements in original research. Dr. Merzenich holds a B.S. in General Science from the University of Portland and a Ph.D. in Physiology from The Johns Hopkins University, with additional training from the University of Wisconsin.

    RODMAN W. MOORHEAD III, age 56, has been a director since June 1998.
Mr. Moorhead has been employed since 1973 by E.M. Warburg, Pincus & Co., LLC, a global private equity firm (or its predecessors), where he currently serves as Senior Managing Director. Mr. Moorhead was nominated to our Board in accordance with rights held by Warburg, Pincus Ventures, relating to an equity agreement. As long as Ventures owns a requisite percentage of outstanding shares of common stock, the Board must nominate Mr. Moorhead, or another individual designated by Ventures and reasonably acceptable to the Board, and use its best efforts to cause Mr. Moorhead or such other individual to be elected to the Board. See "Certain Transactions." Mr. Moorhead is a director of Cambridge
Academies, Inc., Coventry Health Care, Inc., ElderTrust, Phycor, Inc. and Transkaryotic Therapies, Inc. He is a trustee of The Taft School and a member of the Overseers' Committee on University Resources at Harvard College.
Mr. Moorhead holds an A.B. in Economics from Harvard University and an M.B.A. from Harvard Business School.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 1999, the Board of Directors held four meetings. The Board has an audit committee, a compensation committee, a single-person non-officer stock option committee and a development committee.

    The audit committee reviews our internal accounting procedures and consults with and reviews the services provided by our independent auditors. The audit committee is composed of three non-employee directors; Messrs. Holstrom, Tanner and Thomas. It met twice during 1999.

    The compensation committee reviews and recommends the compensation and benefits matters to the Board of Directors. Except as described below, the compensation committee also administers the issuance of stock options and other awards under our equity incentive plan. The compensation committee is composed of two non-employee directors: Messrs. Holstrom and Moorhead. It met five times during 1999 and acted by unanimous written consent once. A single-person non-officer stock option committee, composed of Ms. Bolton, the Company's Chief Executive Officer, is authorized to administer the issuance of stock options to non-senior executive employees. This single-person committee acted 11 times in 1999.

    The development committee reviews criteria for selection of members to the Board of Directors. No procedure has been established for the consideration of nominees recommended by stockholders. The development committee is composed of one non-employee director, Mr. Moorhead, one employee director, Ms. Bolton and one consultant director, Dr. Tallal. It met once during 1999.

    During the fiscal year ended December 31, 1999, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

                                   PROPOSAL 2
           APPROVAL OF AN AMENDMENT TO THE 1999 EQUITY INCENTIVE PLAN

    In April 1999, the Board adopted, and in May 1999 the stockholders subsequently approved, the Company's 1999 Equity Incentive Plan ("Incentive Plan"), which is an amended, restated and retitled version of the Company's option plan adopted in February 1996 and amended in September 1996 (the "Prior Plan").

    In March, 2000, the Board amended the Incentive Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Incentive Plan from a total of 2,192,666 shares to a total of 3,292,666 shares. The Board adopted this amendment in order to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board.

    As of February 29, 2000, awards (net of canceled or expired awards) covering an aggregate of 1,774,876 shares of the Company's Common Stock were outstanding under the Incentive Plan and options covering an aggregate of 404,776 shares had been exercised. Only 13,014 shares of Common Stock (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations or expiration of awards or the reacquisition by the Company of issued shares) remained available for future grant under the Incentive Plan as of February 29, 2000.

    Stockholders are requested in this Proposal 2 to approve the amendment to the Incentive Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

    The essential features of the Incentive Plan are outlined below:

GENERAL

    The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonuses and restricted stock purchase awards (collectively "awards"). Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. Stock appreciation rights granted under the Incentive Plan may be tandem rights, concurrent rights or independent rights. See "Federal Income Tax Information" for a discussion of the tax treatment of awards. To date, the Company has granted only stock options under the Plan.

PURPOSE

    The Board adopted the Incentive Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 210 employees, directors and consultants of the Company and its affiliates are eligible to participate in the Incentive Plan.

ADMINISTRATION

    The Board has delegated administration of the Incentive Plan to the compensation committee. Except as described below and subject to the provisions of the Incentive Plan, the compensation committee has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. A single-person non-officer stock option committee, composed of Ms. Bolton, the Company's Chief Executive Officer, is authorized to administer the issuance of stock options to non-senior executive employees.

ELIGIBILITY

    Incentive stock options and stock appreciation rights appurtenant thereto may be granted under the Incentive Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan. Non-employee directors of the Company's affiliates are eligible to receive awards other than incentive stock options under the Incentive Plan.

    No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

    No employee may be granted options and stock appreciation rights under the Incentive Plan exercisable for more than 420,000 shares of Common Stock during any calendar year ("Section 162(m) Limitation").

STOCK SUBJECT TO THE INCENTIVE PLAN

    Subject to this Proposal, an aggregate of 2,192,666 shares of Common Stock is currently reserved for issuance under the Incentive Plan. If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again becomes available for issuance under the Incentive Plan.

TERMS OF OPTIONS

    The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

    EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may be set by the Board. If options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information." As of March 31, 2000, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $25.625 per share.

    The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

    REPRICING. In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer participants the opportunity to replace outstanding higher priced options with new lower priced options.

    OPTION EXERCISE. Options granted under the Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the Incentive Plan typically vest at the rate of 1/48(th) or 1/60(th) per month during the participant's employment by, or service as a director or consultant to, the Company or an affiliate (collectively, "service"). Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant's service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock of the Company or by a combination of these means.

    TERM. The maximum term of options under the Incentive Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Incentive Plan generally terminate three months after termination of the participant's service unless (i) such termination is due to the participant's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant's service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 18 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

    RESTRICTIONS ON TRANSFER. The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. Nonstatutory stock options are transferable if the option agreement so provides. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

    PAYMENT. The Board determines the purchase price under a restricted stock purchase agreement. The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board,
(i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board. The Board may award stock bonuses in consideration of past services without a purchase payment.

    VESTING. Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board.

    RESTRICTIONS ON TRANSFER. Rights under a stock bonus or restricted stock bonus agreement may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

STOCK APPRECIATION RIGHTS

    The Incentive Plan authorizes three types of stock appreciation rights.

    TANDEM STOCK APPRECIATION RIGHTS. Tandem stock appreciation rights are tied to an underlying option and require the participant to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the market price of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights must be made in cash.

    CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The participant receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights must be made in cash.

    INDEPENDENT STOCK APPRECIATION RIGHTS. Independent stock appreciation rights are granted independently of any option and entitle the participant to receive upon exercise an appreciation distribution equal to the market price of a number of shares equal to the number of share equivalents to which the participant is vested under the independent stock appreciation right less the fair market value of such number of shares of stock on the date of grant of the independent stock appreciation rights. Appreciation distributions payable upon exercise of independent stock appreciation rights may, at the Board's discretion, be made in cash, in shares of stock or a combination thereof.

ADJUSTMENT PROVISIONS

    Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of Common Stock subject to the Incentive Plan and outstanding awards. In that event, the Incentive Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the Incentive Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the class, number of shares and price per share of Common Stock subject to such awards.

EFFECT OF CERTAIN CORPORATE EVENTS

    The Incentive Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of the assets of the Company, specified types of merger, or other corporate reorganization ("change in control"), any surviving corporation will be required to either assume awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under the Incentive Plan. If any surviving corporation declines to assume awards outstanding under the Incentive Plan, or to substitute similar awards, then, with respect to participants whose service has not terminated, the vesting and the time during which such awards may be exercised will be accelerated. An outstanding award will terminate if the participant does not exercise it before a change in control. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on May 17, 2009.

    The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Incentive Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (ii) increase the number of shares reserved for issuance upon exercise of awards; or (iii) change any other provision of the Incentive Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

    Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    INCENTIVE STOCK OPTIONS. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

    There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

    If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

    Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

    To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

    NONSTATUTORY STOCK OPTIONS, RESTRICTED STOCK PURCHASE AWARDS AND STOCK BONUSES. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences:

    There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

    Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    STOCK APPRECIATION RIGHTS. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness,
Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

    POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

    Compensation attributable to restricted stock and stock bonuses will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors" and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount--or formula used to calculate the amount--payable upon attainment of the performance goal).

NEW PLAN BENEFITS

    It is not possible to determine at this time the number of shares of Common Stock covered by awards under the Incentive Plan that may be granted in the future to any executive officer, director, consultant, employee or group thereof.

                                   PROPOSAL 3
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited the Company's financial statements since its inception in 1996. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Ernst & Young as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 29, 2000 by: (1) each director and nominee for director; (2) each of the executive officers named in the Summary Compensation Table; (3) all executive officers and directors of the Company as a group; and (4) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                 SHARES BENEFICIALLY
                                                                       OWNED(1)
                                                              --------------------------
BENEFICIAL OWNER                                               NUMBER           PERCENT
----------------                                              ---------         --------
Warburg, Pincus Ventures, LP (2)............................  3,661,638           34.2
  466 Lexington Avenue
  New York, NY 10017
HLM Management Co., Inc.....................................    567,067            5.4
  222 Berkeley St.
  Boston, MA 02116
LF SL Holding LLC (3).......................................    555,555            5.2
  30 Rockefeller Plaza, 62(nd) Floor
  New York, NY 10020
Sheryle J. Bolton (4).......................................    472,200            4.3
Dr. Michael Merzenich (5)...................................    620,991            5.9
Dr. Paula A. Tallal (6).....................................    690,901            6.5
Frank M. Mattson (7)........................................    175,242            1.6
Diane H. Church (8).........................................    106,091            1.0
Bernard G. Fraenkel (9).....................................     89,079              *
James A. Mills (10).........................................     71,283              *
Anita M. Kopec (11).........................................     13,334              *
Carleton A. Holstrom (12)...................................    179,891            1.7
Rodman W. Moorhead III (2)(13)..............................  3,661,638           34.2
James E. Thomas (2)(13).....................................  3,661,638           34.2
David A. Tanner (14)........................................    555,555            5.2
All directors and executive officers as a group
  (16 persons) (15).........................................  8,263,598           69.3

------------------------

*   Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 10,591,468 shares outstanding on February 29, 2000, adjusted as required by rules promulgated by the SEC.

(2) Includes 116,666 shares issuable upon the exercise of an immediately exercisable warrant issued in June 1998. Messrs. Moorhead and Thomas, directors of the Company, are affiliated with Warburg, Pincus Ventures. The sole general partner of Warburg, Pincus Ventures is Warburg, Pincus & Co., a New York general partnership. E.M. Warburg, Pincus & Co., LLC, a New York limited liability company, manages Warburg, Pincus Ventures. The members of E.M. Warburg, Pincus & Co., LLC are substantially the same as the partners of Warburg, Pincus & Co. Lionel I. Pincus is the managing partner of Warburg, Pincus & Co. and the managing member of E.M. Warburg, Pincus & Co. LLC and may be deemed to control both Warburg, Pincus & Co. and E.M. Warburg, Pincus & Co. LLC. Warburg, Pincus & Co. has a 15% interest in the profits of Warburg, Pincus Ventures as the general partner and also owns approximately 1.5% of the limited partnership interests in Warburg, Pincus Ventures. See "Certain Transactions."

(3) Mr. Tanner, a director of the Company, was affiliated with Lazard Capital Partners LLC, the Managing Member of LF SL Holding LLC, when LF SL Holding LLC acquired the shares it owns. Mr. Tanner was a Managing Director of Lazard Freres & Co. LLC, the Managing Member of Lazard Capital Partners LLC, until March 2000. Mr. Tanner has no current affiliation with LF SL Holding LLC or Lazard Capital Partners LLC.

(4) Includes 408,333 shares subject to immediately exercisable stock options, 284,722 shares of which will be vested as of April 29, 2000 and the remaining 123,611 shares which would be subject to repurchase if purchased prior to vesting.

(5) Includes 233,332 shares of common stock beneficially owned directly by Dr. Merzenich and 387,659 shares of common stock held in the Merzenich Family Trust.

(6) Includes 557,568 shares of common stock beneficially owned directly by Dr. Tallal and 133,333 shares held by the Colleen Osburn 1998 Irrevocable Trust, for which Dr. Tallal serves as trustee. Dr. Tallal disclaims beneficial ownership of the shares held by the Colleen Osburn 1998 Irrevocable Trust within the meaning of Rule 13d-3 under the Securities Act of 1934.

(7) Includes 147,223 shares subject to immediately exercisable stock options, 16,212 of which will be vested as of April 29, 2000 and the remaining 131,011 shares which would be subject to repurchase if purchased prior to vesting.

(8) Includes 94,996 shares subject to immediately exercisable stock options, 18,710 shares of which will be vested as of April 29, 2000 and the remaining 76,286 shares which would be subject to repurchase if purchased prior to vesting.

(9) Includes 88,000 shares subject to immediately exercisable stock options, 19,858 of which will be vested as of April 29, 2000 and the remaining 68,142 shares would be subject to repurchase if purchased prior to vesting.

(10) Includes 66,132 shares subject to immediately exercisable stock options, 11,993 shares of which will be vested as of April 29, 2000 and the remaining 54,139 shares which would be subject to repurchase if purchased prior to vesting.

(11) Ms. Kopec resigned as an executive officer in June 1999.

(12) Includes 154,315 shares held by the Holstrom Family Limited Partnership and 5,000 shares subject to fully vested and immediately exercisable stock options.

(13) All of the shares indicated as owned by Messrs. Moorhead and Thomas are owned directly by Warburg, Pincus Ventures, L.P and are included because of each individual's affiliation with Warburg, Pincus Ventures, L.P.
    Messrs. Moorhead and Thomas are both our directors. Mr. Thomas is a Managing Director of E.M. Warburg, Pincus & Co., LLC and a general partner of Warburg, Pincus & Co. Mr. Moorhead is a Senior Managing Director of E.M. Warburg, Pincus & Co., LLC and a general partner of Warburg, Pincus & Co. As such, Mr. Moorhead and Mr. Thomas may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934) in an indeterminate portion of the shares beneficially owned by Warburg, Pincus Ventures. Each of Messrs. Moorhead and Thomas disclaim beneficial ownership of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934.

(14) Includes 555,555 shares held by LF SL Holding LLC. See note 3 regarding Mr. Tanner's prior affiliation with Lazard Capital Partners LLC, the Managing Member of LF SL Holding LLC.

(15) Includes the information in notes (1) through (14), as applicable.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that one report covering one transaction was filed late by each of Dr. Michael M. Merzenich, our Chief Scientific Officer and director and by David A. Tanner, a director.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

    Each non-employee director of the Company also receives stock option grants under the 1999 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only directors who are not employees of the Company or representatives of a major stockholder are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code.

    Option grants under the Directors' Plan are non-discretionary. On July 22 of each year (or the next business day should such date be a legal holiday), each eligible director who has served as an eligible director since our July 1999 initial public offering will be automatically granted under the Directors' Plan, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 5,000 shares of common stock of the Company. Any individual who becomes a non-employee director after our 1999 initial public offering will automatically be granted an initial grant of 5,000 shares upon being elected to the Board of Directors and an annual grant of 5,000 shares on each anniversary of the date the non-employee director was first elected as a member of the Board of Directors during his or her service as a non-employee director. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is equal to the fair market value of the common stock subject to the option on the date of the option grant. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, each option either will be assumed or an equivalent option will be substituted by the successor corporation or will terminate prior to the change of control if not assumed or substituted.

    Mr. Holstrom received fees of $3,500 for his attendance at Board and committee meetings in 1999. During the last fiscal year, the Company also granted options covering 5,000 shares to Mr. Holstrom under the Directors' Plan, at an exercise price per share of $16.00. The fair market value of such Common Stock on the date of grant was $16.00 per share (based on the initial public offering price reported on the Nasdaq National Market for the date of grant). As of December 31, 1999, no options had been exercised under the Directors' Plan.

    In September 1996, we entered into consulting agreements with Dr. Merzenich and Dr. Tallal. The agreement with Dr. Merzenich enables him to continue to direct our research and development activities through December 31, 2001. The agreement with Dr. Tallal generally provides, among other things, that she will devote an average of one day per week on consulting activities for us through December 31, 2001.

The amounts paid to Dr. Merzenich or Dr. Tallal under their consulting agreements did not exceed $60,000 in 1999.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

    As permitted by the rules promulgated by the SEC, the following table shows for the fiscal years ended December 31, 1999 and December 31, 1998, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 1999 (the "Named Executive Officers"):

                         SUMMARY COMPENSATION TABLE(1)

                                                                                   LONG-TERM COMPENSATION
                                                                           --------------------------------------
                                               ANNUAL COMPENSATION                   AWARDS              PAYOUTS
                                         -------------------------------   ---------------------------   --------
                                                                 OTHER                    SECURITIES
                                                                ANNUAL     RESTRICTED     UNDERLYING                ALL OTHER
                                                                COMPEN-      STOCK         OPTIONS/        LTIP      COMPEN-
                                          SALARY     BONUS      SATION       AWARDS        SARS(2)       PAYOUTS     SATION
     NAME AND PRINCIPAL         YEAR       ($)        ($)         ($)         ($)            (#)           ($)         ($)
          POSITION            --------   --------   --------   ---------   ----------   --------------   --------   ---------
Sheryle J. Bolton(3)            1999     235,000         --           --          --          150,000         --          --
President and Chief             1998     220,000         --           --          --           16,666         --          --
Executive Officer

Frank M. Mattson(4)             1999     185,000         --           --          --          101,000         --          --
Chief Operating                 1998     166,000         --           --          --           19,000         --          --
Officer and Executive
Vice President

Diane H. Church(5)              1999     135,000     10,000           --          --           55,000         --          --
Vice President, Sales           1998     127,000         --           --          --            2,333         --          --

James A. Mills(6)               1999     138,093         --           --          --           35,000         --          --
Vice President,                 1998     103,757         --           --          --           10,332         --          --
Marketing

Bernard G. Fraenkel(7)          1999     117,509         --           --          --           70,000         --          --
Vice President, Engineering     1998          --         --           --          --               --         --          --

Anita M. Kopec(8)               1999     161,276         --       22,000(9)        --               0         --          --
Vice President, Sales           1998      44,945         --           --          --           66,666         --          --

------------------------

(1) In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers that are available generally to all salaried employees and various perquisites and other personal benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any officer's salary and bonus disclosed in this table.

(2) See the table under "Option Grants in Last Fiscal Year" for a detailed description of the 1999 option grants. All option grants in this table were granted under our 1999 Equity Incentive Plan and have a term of 10 years. The option grants for Ms. Bolton and Messrs. Mattson and Fraenkel vest as to 1/48(th) of the total shares on a monthly basis from the date of grant. The option grants for Ms. Church and Mr. Mills vest as to 1/60(th) of the total shares on a monthly basis from the date of grant. The exercise price per share of each option was equal to the fair market value of the common stock as determined by the board of directors on the date of grant.

(3) Ms. Bolton has served as our Chief Executive Officer and as a director since November 1996 and as our President since June 1997.

(4) Mr. Mattson has served as Chief Operating Officer since January 2000 and Executive Vice President since March 2000. He served as our Chief Financial Officer from January 1997 to January 2000 and as our Secretary from June 1997 through March 2000.

(5) Ms. Church has served in her current position since June 1999, having previously served as Vice President, Private Channel Sales since August 1997.

(6) Mr. Mills has served in his current position since April 1999, having previously served as Director of Marketing since August 1998. He joined the Company in July 1997 as Director, Business Development.

(7) Mr. Fraenkel has served in his current position since April 1999.

(8) Ms. Kopec served as Senior Vice President and Director, School Group from October 1998 to June 1999. She exercised the above-referenced option as to 13,334 shares, constituting the vested portion at the time she ceased to be an employee. The unvested remaining shares subject to the option were cancelled.

(9) Represents a relocation allowance.

                       STOCK OPTION GRANTS AND EXERCISES

    The Company grants options to its executive officers under its 1999 Equity Incentive Plan (the "Incentive Plan"). As of February 29, 2000, options to purchase a total of 1,774,876 shares were outstanding under the Incentive Plan and options to purchase 13,014 shares remained available for grant thereunder. In the event of specified changes in control, all outstanding options under the incentive plan either will be assumed or substituted for by any surviving entity. If the surviving entity determines not to assume or substitute for these awards, the vesting provisions of these stock awards will be accelerated and these stock awards will be terminated upon the change in control if not previously exercised. In the event of an acquisition under Section 13(d) or 14(d) of the Securities Exchange Act of 1934 of securities representing at least 50% of our combined voting power, the vesting of stock awards will be accelerated immediately upon the occurrence of this event.

    The following tables show for the fiscal year ended December 31, 1999, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
                                  ------------------------
                                    NUMBER         % OF                              POTENTIAL REALIZABLE
                                  OF SECURI-      TOTAL                                VALUE AT ASSUMED
                                  TIES UNDER-    OPTIONS/                               ANNUAL RATES OF
                                     LYING         SARS                                   STOCK PRICE
                                   OPTIONS/     GRANTED TO    EXERCISE                 APPRECIATION FOR
                                     SARS       EMPLOYEES     OR BASE     EXPIRA-       OPTION TERM (4)
                                    GRANTED     IN FISCAL      PRICE        TION     ---------------------
                                    (#) (1)      YEAR (2)    ($/SH) (3)     DATE      5% ($)      10% ($)
              NAME                -----------   ----------   ----------   --------   ---------   ---------
Sheryle J. Bolton...............     100,000       12.3         11.25     05/17/09     707,506   1,792,960
                                      50,000        6.1        17.625     10/28/09     554,621   1,405,134
Frank M. Mattson................      76,000        9.3         11.25     05/17/09     537,705   1,362,650
                                      25,000        3.1        17.625     10/28/09     277,310     702,567
Diane H. Church.................      55,000        6.7         11.25     05/17/09     389,129     986,128
James A. Mills..................      10,000        1.2         11.25     04/22/09      70,751     179,296
                                      25,000        3.1         11.25     05/17/09     176,877     448,240
Bernard G. Fraenkel.............      70,000        8.6          6.00     03/11/09     264,136     669,372
Anita M. Kopec..................          --         --            --           --

------------------------

(1) Each of the options was granted under our 1999 Equity Incentive Plan and has a term of 10 years, subject to earlier termination upon the occurrence of events related to termination of employment. The option grants for Ms. Bolton and Messrs. Mattson and Fraenkel vest as to 1/48(th) of the total shares on a monthly basis from the date of grant. The option grants for Ms. Church and Mr. Mills vest as to 1/60(th) of the total shares on a monthly basis from the date of grant.

(2) Based on an aggregate of 815,337 shares subject to options granted to our employees in 1999, including the Named Executive Officers.

(3) The exercise price per share of each option was equal to the fair market value of the common stock as determined by the board on the date of grant.

(4) The potential realizable value is based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's common stock and no gain to the optionee is possible unless the stock price increases over the option term.

   AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999 AND YEAR-END OPTION VALUES

    The following table sets forth for each of the Named Executive Officers the number and value of securities underlying unexercised options held by such Named Executive Officer at December 31, 1999.

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-
                                                                OPTIONS AT             THE-MONEY OPTIONS AT
                                                           DECEMBER 31, 1999 (1)       DECEMBER 31, 1999 (2)
                                    SHARES               -------------------------   -------------------------
                                   ACQUIRED
                                      ON       VALUE
                                   EXERCISE   REALIZED                     UN-                         UN-
              NAME                   (#)        ($)      EXERCISABLE   EXERCISABLE   EXERCISABLE   EXERCISABLE
---------------------------------  --------   --------   -----------   -----------   -----------   -----------
Sheryle J. Bolton................   66,666     20,000      266,667            --      9,653,346           --
                                        --         --       16,666            --        508,313           --
                                        --         --      100,000            --      2,525,000           --
                                        --         --       50,000            --        943,750           --
Frank M. Mattson.................   25,276      6,417       21,390            --        774,318           --
                                     2,500      1,500        5,333            --        209,405           --
                                        --         --       15,000            --        513,750           --
                                        --         --        4,000            --        122,222           --
                                        --         --       76,000            --      1,919,000           --
                                        --         --       25,000            --        471,875           --
Diane H. Church..................   10,554      6,332       22,779            --        817,767           --
                                       116        696        2,217            --         67,619           --
                                        --         --       55,000            --      1,388,750           --
James A. Mills...................       --         --       10,000            --        359,000           --
                                        --         --          333            --         11,905           --
                                        --         --        9,999            --        304,970           --
                                        --         --       35,000            --        883,750           --
Bernard G. Fraenkel..............       --         --       70,000            --      2,135,000           --
Anita M. Kopec...................       --         --       66,666            --      2,033,313           --

------------------------

(1) Options may be exercised immediately under early exercise provisions contained in option agreements. Any unvested shares issued under such early exercise provisions are subject to a repurchase option in favor of the company upon termination of employment. Such repurchase option terminates at a rate reflecting the vesting schedule of the underlying option. Accordingly, such repurchase option terminates at a rate of 1/48(th) per month for Ms. Bolton and Messrs. Mattson and Fraenkel and at a rate of 1/60(th) per month for Ms. Church and Mr. Mills. See "Security Ownership of Certain Beneficial Owners and Management."

(2) Based on the difference between the exercise price and the fair market value of the common stock at close of market on December 31, 1999, which was $36.50.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

    THIS SECTION IS NOT "SOLICITING MATERIAL," IS NOT DEEMED "FILED" WITH THE SEC AND IS NOT TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.

    Thc Compensation Committee of the Board of Directors of Scientific Learning Corporation is currently composed of two non-employee directors:
Messrs. Moorhead and Holstrom. Mr. Holstrom was one of the initial members of the Compensation Committee when it was first formed in March 1997. Mr. Moorhead joined the Compensation Committee in April 1999 when it was reconstituted in connection with the Company's initial public offering of its common stock.

    The Compensation Committee is responsible for establishing the Company's overall compensation programs for all its employees, including its executives. In addition, the Compensation Committee is responsible for evaluating the performance and setting the compensation of the Company's Chief Executive Officer. The Committee also is responsible for reviewing and approving the compensation of the Named Executive Officers and for reviewing their performance. The Compensation Committee also administers the Company's 1999 Equity Incentive Plan, with responsibility for determining the awards to be made under the plan to the Company's executive officers and to other eligible individuals. A single-person non-officer stock option committee, composed of Ms. Bolton, the Company's Chief Executive Officer, is authorized to administer the issuance of stock options to non-senior executive employees.

    Generally, the Compensation Committee reviews compensation programs for executive officers in the fall of each year, with most changes to such compensation programs commencing at the beginning of the following year. However, in 1999, the Compensation Committee also reviewed executive compensation mid-year prior to the Company's initial public offering of its common stock. Consequently, compensation paid to executive officers in 1999 reflects both decisions made in 1998 that were effected at the beginning of 1999 as well as decisions made in the summer of 1999 that were effected prior to the Company's initial public offering.

    COMPENSATION PHILOSOPHY

    The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract and retain the highest quality executive officers and other key employees, reward them for the Company's progress and motivate them to enhance long-term stockholder value. Key elements of this philosophy are as follows:

       - Thc Company pays competitively with comparable technology companies, both inside and outside its industry, with which the Company competes for talent. To ensure that compensation is competitive, the Company compares its practices with technology companies and uses these parameters to determine executive compensation.

       - Because the Company is not yet profitable, the Company provides no or limited short-term incentives such as cash bonuses. When limited cash bonuses are awarded, they are designed to acknowledge individual performance and to generate rewards that bring total compensation to competitive levels.

       - The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as owners and not just as employees. In connection with this philosophy, the Company currently takes into consideration the equity of the Company held by an executive officer and accordingly certain officers may receive smaller compensation packages than other officers of the Company with comparable responsibilities.

    BASIS FOR DETERMINING COMPETITIVE COMPENSATION

    In reviewing competitive pay practices for the purposes of establishing salary, bonus and option increases to be effective at the beginning of 2000, the Compensation Committee reviewed information on the 1999 compensation levels of executive officers at public technology companies of comparable size, measured in terms of revenues and number of employees.

    These comparable companies were not identical to the companies used in the performance graph, but reflected the broader pool of technology companies in which the Company competes for employees. For purposes of setting the salary, bonus and option components of the compensation program for 1999, similar information was reviewed by the Compensation Committee in the summer of 1999 and related information regarding private company practices in these sectors was reviewed in the fall of 1998.

    1999 EXECUTIVE COMPENSATION

    BASE SALARY. The Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge, equity position in the Company and competitive pay practices. In general, the Company sets its salaries for executive officers, including the CEO, at levels it believes are necessary to attract and retain personnel in today's competitive environment. The Committee believes that personnel generally should receive total compensation at or above median levels for comparable technology companies. Based on the information it reviewed, the Committee determined to increase base salaries for the Company's executive officers and accordingly base salaries for executive officers were increased by 7% to 12% for 1999 compared to 1998.

    CASH INCENTIVE COMPENSATION. In accordance with its compensation philosophy, the Company does not have a formal cash bonus program for executive officers. The only cash bonus paid to an executive officer in 1999 was a $10,000 bonus paid to Diane Church in January 1999. No other cash bonuses were paid to executive officers in 1999.

    LONG-TERM INCENTIVES. Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities and, occasionally, to bring an executive's equity position in line with the Company's overall compensation philosophy. The Committee may also grant additional stock options to executives to continue to retain such executives and to provide additional long-term incentives. The number of shares subject to each stock option granted is based upon anticipated future contribution, past performance, levels of responsibility, prior experience, breadth of knowledge and competitive option practices as well as the current equity position of the executive. In general, in recognition that its philosophy regarding cash bonuses results in overall cash compensation that often is below the median for comparable positions at comparable technology companies, the Committee generally sets target option levels above the median, often targeting the second highest quartile. As described above however, an executive's existing equity in the Company may result in options being set at a lower level. Stock options generally become exercisable over a four-year or five-year period and are granted at a price that is equal to the fair market value of the Company's common stock on the date of grant. In 1999, stock options were granted, at the Committee's discretion, to four executive officers who were not Named Executive Officers and to all of the Named Executive Officers (except for one Named Executive Officer who left the Company during 1999), as either incentives for these individuals to become employees or as adjustments in response to competitive practices.

    CORPORATE PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

    Ms. Bolton's base salary at the beginning of 1999 as President and Chief Executive Officer was $235,000, reflecting a $15,000 increase from 1998. This increase was approved by the Committee in 1998 and effected at the beginning of 1999. Following the Committee's review of her total compensation program and competitive practices in May 1999, Ms. Bolton was granted an additional stock option for

100,000 shares of common stock. In addition, when the Committee evaluated
Ms. Bolton's performance in October 1999 for purposes of determining her compensation for 2000, Ms. Bolton was granted an additional stock option for 50,000 shares of common stock. The Committee uses the same procedures described above for the other executive officers in setting the annual base salary and stock option awards for the Chief Executive Officer. In particular, in evaluating Ms. Bolton's base salary and stock option awards, the Committee considered individual and corporate performance, level of responsibility, prior experience, breadth of knowledge, equity position in the Company and competitive pay practices. Ms. Bolton's compensation was based on the Committee's subjective evaluation of her and the Company's performance during the prior year.
Ms. Bolton's overall compensation was not specifically tied to any particular financial performance criteria, although the Committee did take into consideration the milestones achieved by the Company in 1999, including its initial public offering of its common stock. The Committee believes
Ms. Bolton's total compensation for 1999 was appropriate given the Company's size and financial performance at that time.

    LIMITATION ON DEDUCTION OF COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

    Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

    The Compensation Committee has determined that stock options granted under the Company's 1999 Equity Incentive Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance-based compensation." Provisions contained in the 1999 Equity Incentive Plan, which has been approved by the Company's stockholders, allow any compensation recognized by a Named Executive Officer as a result of the grant of such a stock option to be deductible by the Company.

    From the members of the Compensation Committee of Scientific Learning Corporation.

                                          Rodman W. Moorhead, III
                                          Carleton A. Holstrom

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As noted above, the Company's compensation committee consists of Mr. Holstrom and Mr. Moorhead. None of the members of the compensation committee has been an officer or employee of the Company, except that Mr. Holstrom served as the Company's Chief Financial Officer from February 1996 to January 1997. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company's board of directors or compensation committee.

PERFORMANCE MEASUREMENT COMPARISON

    The following graph compares the cumulative total stockholder return on Scientific Learning Common Stock during the period beginning with its initial public offering on July 22, 1999 and ending December 31, 1999, with the cumulative total return during the same period of (i) the Nasdaq (US) Market Index and (ii) a Scientific Learning constructed peer group index. The companies in this peer group index were selected on the basis of similarity in nature of their business and include SmartForce, Student Advantage, Inc., Advantage Learning Systems, Inc., Harcourt General, Inc., National Computer
Systems, Inc., Scholastic Corporation and Sylvan Learning Systems Inc. The comparison assumes $100 was invested on July 22, 1999 in the Scientific Learning Common Stock and in each of the foregoing indices. It also assumes reinvestment of dividends. The stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

                              [PERFORMANCE CHART]

                              CERTAIN TRANSACTIONS

    The sales of preferred stock described and identified in the table below were converted into our common stock in July 1999 in connection with our initial public offering. As shown in the table below, from December 1998 to January 1999, we issued an aggregate of 1,666,666 shares of Series D preferred stock at a price of $9.00 per share to certain entities affiliated with members of our Board of Directors. See "Security Ownership of Certain Beneficial Owners and Management."

                                                                                    AGGREGATE CONSIDER-
INVESTOR                                                 SERIES D PREFERRED STOCK          ATION
--------                                                 ------------------------   -------------------
Warburg, Pincus Ventures, L.P. (1).....................          1,111,111               $9,999,999
LF SL Holding LLC (2)..................................            555,555               $4,999,995

------------------------

(1) Messrs. Moorhead and Thomas, our directors, are affiliated with Warburg, Pincus Ventures.

(2) At the time of this transaction, Mr. Tanner, one of our directors, was affiliated with Lazard Capital Partners LLC, the Managing Member of LF SL Holding LLC.

    Ms. Bolton, Mr. Mattson and Ms. Church have acquired shares of our common stock through the exercise of options. See "Aggregated Option Exercises in Fiscal 1999 and Year-End Option Values."

    The former holders of our Series B, C and D preferred stock are entitled to registration rights with respect to the common stock issued upon conversion of the Series B, C or D preferred stock.

    In connection with the issuance of Series B preferred stock and the warrants to purchase Series C preferred stock, we entered into an agreement that requires us, as long as Warburg, Pincus Ventures owns at least 10% or 20% of the outstanding common stock, to nominate and use our best efforts to elect one or two individuals, respectively, designated by Warburg, Pincus Ventures for election to the Board or Directors. In addition, Warburg, Pincus Ventures has agreed that it will use its best efforts to vote a sufficient number of its shares to elect one individual nominated by LF SL Holding LLC as long as LF SL

Holding LLC continues to own at least fifty percent of the shares it acquired in January 1999 as referenced above.

    In June 1998, we obtained a $3.0 million unsecured line of credit from BankBoston, N.A. which was guaranteed by Warburg, Pincus Ventures. This line of credit has since been paid off in full. In connection with Warburg, Pincus Ventures providing this guarantee, we issued to Warburg, Pincus Ventures warrants to purchase 116,666 shares of our common stock at $9.00 per share. These warrants expire on May 31, 2003. Additionally, in order to enable us to repay the outstanding balance on lines of credit, Warburg, Pincus Ventures agreed to purchase up to 333,333 shares of our capital stock at $9.00 per share if requested by us. Our right to require Warburg, Pincus Ventures to purchase such securities was cancelled in connection with the closing of our Series D preferred stock financing in December 1998.

    Under our license with The Regents of the University of California, we are obligated to make license-issue fee payments, royalty payments, milestone payments and other payments to The Regents in exchange for a license to commercially develop and sell products that make use of rights under a patent application filed by Drs. Tallal, Merzenich, Jenkins and Miller, among others, and subsequently assigned to The Regents and Rutgers, the State University of New Jersey. One patent under this application was granted by the United States Patent and Trademark Office in September 1998 and several applications are pending. Drs. Tallal and Merzenich are members of our Board of Directors, and Drs. Jenkins and Miller are vice presidents with us. These payments include our obligation to make minimum royalty payments which commenced the year of our first commercial sale. In 2000, and for each year thereafter during the term of the license, the minimum royalty payment will be $150,000. To date, we have paid $200,000 and issued a net of 114,526 shares of Series A preferred stock which were converted upon the closing of our July 1999 initial public offering into 114,526 shares of our common stock, in satisfaction of all license-issue fees owed under the license and are current on all royalty payments due under the license. To date, a milestone payment of $50,000 has become due under the license. However, total aggregate milestone payments under the license are expected to be $350,000, with individual milestone payments being dependent upon our achieving specified net sales. We expensed an aggregate of approximately $612,016 for royalty and milestone payments under the license for the year ended December 31, 1999. Pursuant to separate patent policies of The Regents and Rutgers, as well as understandings between inventors affiliated with each university, each university distributes to those inventors affiliated with the university, on an annual basis, a portion of the payments received from us. To date, the amounts distributed to Drs. Merzenich, Jenkins and Miller under the universities' patent policies have not exceeded $60,000 per year. The amount distributed to Dr. Tallal under the universities' patent policies were approximately $87,000 for the year ended December 31, 1999. The amount of any future university distributions to the inventors are indeterminable at this time because these figures are tied to our future performance; however, we estimate that less than 0.5% of product sales during the term of the license will be payable by the universities to each inventor. The license was negotiated by us on an arms-length basis, without involvement by the inventors.

    Ms. Bolton's husband, Stephen Shane, is a principal of TouchStar Communications, which has produced some of our promotional and training videos. The total compensation paid to TouchStar for production services was approximately $58,000 in 1998 and approximately $70,000 for the year ended December 31, 1999.

    We believe that the foregoing transactions were in our best interest. As a matter of policy these transactions were, and all future transactions between us and any of our officers, directors or principal stockholders will be, approved by a majority of the disinterested members of the board of directors, on terms no less favorable to us than could be obtained from unaffiliated third parties and in connection with bona fide business purposes.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          [SIGNATURE]
                                          LINDA L. CARLONI
                                          Secretary

    April 12, 2000

    A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: SECRETARY, SCIENTIFIC LEARNING CORPORATION, 1995 UNIVERSITY AVENUE, SUITE 400, BERKELEY, CA 94704.

                                SCIENTIFIC LEARNING CORPORATION

                                  1999 EQUITY INCENTIVE PLAN

                                   ADOPTED FEBRUARY 19, 1996
                          APPROVED BY STOCKHOLDERS MARCH 30, 1996
                          AMENDED AND RESTATED SEPTEMBER 27, 1996
                           APPROVED BY STOCKHOLDERS JUNE 11, 1997
                                    AMENDED MARCH 11, 1999
                               AMENDED AND RESTATED MAY 17, 1999
                            APPROVED BY STOCKHOLDERS MAY 28, 1999
                                    AMENDED MARCH 8, 2000
                            APPROVED BY STOCKHOLDERS MAY __, 2000
                                TERMINATION DATE:  MAY 17, 2009

1. PURPOSES.

   (a) The Plan initially was established effective as of February 19, 1996 (the "Prior Plan"). The Prior Plan hereby is amended and restated in its entirety as the Plan, effective as of the date of the closing of the initial public offering ("IPO") of the common stock of the Company ("Common Stock"). The terms of the Prior Plan shall remain in effect and apply to all options granted pursuant to the Prior Plan.

   (b) The purpose of the Plan is to provide a means by which selected Employees, Directors and Consultants may be given an opportunity to benefit from increases in value of the Common Stock through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses, (iv) rights to purchase restricted stock and (v) Stock Appreciation Rights.

   (c) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants, to secure and retain the services of new Employees, Directors and Consultants and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

   (d) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof or (iii) Stock Appreciation Rights granted pursuant to Section 8 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2. DEFINITIONS.

   (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

   (b) "BOARD" means the Board of Directors of the Company.

   (c) "CODE" means the Internal Revenue Code of 1986, as amended.

   (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

   (e) "COMPANY" means Scientific Learning Corporation, a Delaware corporation.

   (f) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

   (g) "CONTINUOUS SERVICE" means that the Optionee's employment or service with the Company or an Affiliate of the Company, whether in the capacity of an Employee, a Director or a Consultant, is not interrupted or terminated. The Optionee's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders employment or service to the Company or an Affiliate or the Company or a change in the entity for which the Optionee renders such employment or service, provided that there is no interruption or termination of the Optionee's Continuous Service. The Board or the Chief Executive Officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Board or the Chief Executive Officer of the Company, including sick leave, military leave, or any other personal leave.

   (h) "COVERED EMPLOYEE" means the Chief Executive Officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

   (i) "DIRECTOR" means a member of the Board.

   (j) "DISABILITY" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

   (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

   (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

   (m) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock of the Company determined as follows:

       (1) If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

        (2) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

   (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

   (o) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

   (p) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

   (q) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

   (r) "OPTION" means a stock option granted pursuant to the Plan.

   (s) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

   (t) "OPTIONEE" means a person to whom an Option is granted pursuant to the Plan.

   (u) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

   (v) "PLAN" means this Scientific Learning Corporation 1999 Equity Incentive Plan.

   (w) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

   (x) "SECURITIES ACT" means the Securities Act of 1933, as amended.

   (y) "STOCK APPRECIATION RIGHT" means any of the various types of rights which may be granted under Section 8 of the Plan.

   (z) "STOCK AWARD" means any right granted under the Plan, including any Option, any stock bonus, any right to purchase restricted stock and any Stock Appreciation Right.

   (aa) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3. ADMINISTRATION.

   (a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

   (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

       (1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option or a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, a Stock Appreciation Right or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an Independent Stock Appreciation Right; and the number of shares with respect to which a Stock Award shall be granted to each such person.

       (2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

       (3) To amend the Plan or a Stock Award as provided in Section 13.

       (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

   (c) The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board. In the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Code Section 162(m), or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the

Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.
The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or
(2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

4. SHARES SUBJECT TO THE PLAN.

   (a) Subject to the provisions of subsection 12(a) relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate Three Million Two Hundred Ninety Two Thousand Six Hundred Sixty Six (3,292,666) shares of Common Stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of restricted stock), the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 of the Plan shall not be available for subsequent issuance under the Plan.

   (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. ELIGIBILITY.

   (a) Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted to Employees, Directors and Consultants.

   (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five
(5) years from the date of grant.

   (c) Subject to the provisions of Section 12 relating to adjustments upon changes in stock, no employee shall be eligible to be granted Options and Stock Appreciation Rights covering more than Four Hundred Twenty Thousand (420,000) shares of the Common Stock in any calendar year.

6. OPTION PROVISIONS.

   Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

   (a) TERM. No Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

   (b) PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted, but the exercise price of each Nonstatutory Stock Option shall be any price determined by the Board in its sole discretion. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Incentive Stock Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

   (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or (ii) at the discretion of the Board (A) by delivery to the Company of other Common Stock of the Company, (B) according to a deferred payment (however, payment of the common stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment), or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

   In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

   (d) TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. A Nonstatutory Stock Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of a Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16 of the Exchange Act and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

   (e) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

   (f) TERMINATION OF THE OPTIONEE'S CONTINUOUS SERVICE. In the event an Optionee's Continuous Service terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

   An Optionee's Option Agreement may also provide that, if the exercise of the Option following the termination of the Optionee's Continuous Service (other than upon the Optionee's death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option as described in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionee's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements (if such provisions would result in an extension of the time during which the Option may be exercised beyond the period described in the first paragraph of this subsection 6(f)).

   (g) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Service terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

   (h) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Service, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

   (i) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time before the Optionee's Continuous Service terminates to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

   (j) RE-LOAD OPTIONS. Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a "Re-Load Option") in the event the Optionee exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option which is an Incentive Stock Option and which is granted to a 10% stockholder (as described in subsection 5(b)), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

   Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollars ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 11(e) of the Plan and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7. TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

   Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

   (a) PURCHASE PRICE. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such agreement.

Notwithstanding the foregoing, the Board may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company for its benefit.

   (b) TRANSFERABILITY. Rights under a stock bonus or restricted stock purchase agreement may be transferred to the extent provided in the agreement; provided that if the agreement does not expressly permit the transfer of such rights, no rights under the agreement shall be transferable except by will or the laws of descent and distribution or, if the agreement so provides, pursuant to a domestic relations order satisfying the requirements of Rule 16b-3 so long as stock awarded under such agreement remains subject to the terms of the agreement.

   (c) CONSIDERATION. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash; (ii) at the discretion of the Board, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion. Notwithstanding the foregoing, the Board to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

   (d) VESTING. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

   (e) TERMINATION OF CONTINUOUS SERVICE. In the event the Stock Award recipient's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

8. STOCK APPRECIATION RIGHTS.

   (a) To exercise any outstanding Stock Appreciation Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. Except as provided in subsection 5(c), no limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of a Stock Appreciation Right.

   (b) Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:

       (1) TANDEM STOCK APPRECIATION RIGHTS. Tandem Stock Appreciation Rights will be granted appurtenant to an Option, and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Tandem Stock Appreciation Rights will require the holder to elect between the exercise of the underlying Option for shares of stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of stock covered by that portion of the surrendered Option in which the Optionee is vested over (B) the aggregate exercise price payable for such vested shares.

       (2) CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of stock subject to the underlying Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as shall be determined by the Board or the Committee at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

       (3) INDEPENDENT STOCK APPRECIATION RIGHTS. Independent Rights will be granted independently of any Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to Nonstatutory Stock Options as set forth in Section 6. They shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (B) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Independent Right.

9. COVENANTS OF THE COMPANY.

   (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

   (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares under Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

10. USE OF PROCEEDS FROM STOCK.

   Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

11. MISCELLANEOUS.

   (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

   (b) Neither the recipient of a Stock Award nor any person to whom a Stock Award is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

   (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any recipient or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate or to continue serving as a Consultant or a Director, or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without notice and with or without cause, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant's agreement with the Company or Affiliate or service as a Director pursuant to the Company's Bylaws and the provisions of the corporate law of the state in which the Company is incorporated.

   (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

   (e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Stock Award,
(1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

   (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to such person by the Company) or by a combination of such means: (1) tendering a cash payment;
(2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or (3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.

12. ADJUSTMENTS UPON CHANGES IN STOCK.

   (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person during any calendar year pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".)

   (b) In the event of a proposed dissolution or liquidation of the Company, the Board shall notify the Stock Award holder at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Stock Award shall terminate immediately prior to the consummation of such proposed action.

   (c) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then (i) any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 12(b)) for those outstanding under the Plan, or (ii) in the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, (A) with respect to Stock Awards held by persons whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated prior to such event and the Stock Awards terminated if not exercised

(if applicable) after such acceleration and at or prior to such event, and
(B) with respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall be terminated if not exercised (if applicable) prior to such event.

   (d) In the event of the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, with respect to Stock Awards held by persons whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated immediately upon the happening of such event.

13. AMENDMENT OF THE PLAN AND STOCK AWARDS.

   (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

   (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

   (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

   (d) Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and
(ii) such person consents in writing.

   (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

14. TERMINATION OR SUSPENSION OF THE PLAN.

   (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Notwithstanding the foregoing, all Incentive Stock Options shall be granted, if at all, no later than the last day preceding the tenth (10th) anniversary of the earlier of (i) the date on which the latest increase in the maximum number of shares issuable under the Plan was approved by the stockholders of the Company or (ii) the date such amendment was adopted by the Board.

   (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

15. EFFECTIVE DATE OF PLAN.

   The Plan shall become effective as of the date of the closing of the IPO, but no Options or rights to purchase restricted stock granted under the Plan shall be exercised, and no stock bonuses shall be granted under the Plan, unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan was adopted by the Board.

                                      DETACH HERE

                                        PROXY

                            SCIENTIFIC LEARNING CORPORATION

                       PROXY SOLICITED BY THE BOARD OF DIRECTORS
                        FOR THE ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD ON MAY 18, 2000

   The undersigned hereby appoints Sheryle J. Bolton and Frank M. Mattson and each of them as attorneys and proxies of the undersigned with full power of substitution to vote all of the shares of stock of Scientific Learning Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Scientific Learning Corporation to be held at the headquarters of Scientific Learning Corporation at 1995 University Avenue, Suite 400, Berkeley, California on May 18, 2000 at 10:00 A.M. local time, and at any and all postponements, continuations and adjournments thereof, with all power that the undersigned would possess if personally present upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

   UNLESS A CONTARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

-----------                                                        -----------
SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
   SIDE                                                               SIDE
-----------                                                        -----------

                                   DETACH HERE


/ X / PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND FOR PROPOSALS 2 AND 3.

1. To elect three directors to hold office until the 2003 Annual Meeting of Stockholders.

   NOMINEES:  (01) Carleton A. Holstrom, (02) Dr. Paula A. Tallal
              and (03) James E. Thomas

                  FOR             WITHHELD
                 /  /               /  /


/  /__________________________
    For all nominees except as
    noted above

2. To approve the amendment of the Company's 1999 Equity Incentive Plan, to increase the number of shares authorized for issuance thereunder, as described in the proxy statement.

    FOR             AGAINST          ABSTAIN
   /  /              /  /             /  /


3. To ratify selection of Ernst & Young LLP as independent accountants of the Company for its fiscal year ending December 31, 2000.


    FOR             AGAINST          ABSTAIN
   /  /              /  /             /  /


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   /  /

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Please sign exactly as your name appears hereon. If the stock is registered in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature: _______________________Date: _____________

Signature: ______________________Date: _____________